UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 27, 2024

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code  (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 par value per share	PLAB	NASDAQ Global Select Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 27, 2024, the Company held its annual meeting of shareholders (the “Annual Meeting”) at the offices of Photronics, Inc., 15 Secor Road, Building 1, Brookfield, CT 06804 and on the Internet via live webcast at www.viewproxy.com/PLAB/2024/VM. At the Annual Meeting, the Company’s shareholders approved three (3) proposals. The proposals are described in detail in the proxy statement relating to the annual meeting.

Proposal 1.

The Company’s shareholders elected eight (8) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter M. Fiederowicz	46,556,831	4,316,638	4,437,254
Dr. Frank Lee	49,998,598	874,871	4,437,254
Adam Lewis	47,109,533	3,763,936	4,437,254
Daniel Liao	47,118,219	3,755,250	4,437,254
Constantine S. Macricostas	49,075,111	1,798,358	4,437,254
George Macricostas	47,094,661	3,778,808	4,437,254
Mary Paladino	50,181,489	691,980	4,437,254
Mitchell G. Tyson	29,415,133	21,458,336	4,437,254

Proposal 2.

The Company's shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2024 as set forth below:

Votes For	Votes Against	Abstentions
54,044,516	1,242,189	24,018

Proposal 3.

The Company's shareholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,436,630	3,940,892	495,947	4,437,254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By:	/s/ Richelle E. Burr
	Name:	Richelle E. Burr
	Title:	Executive Vice President,
Chief Administrative Officer
General Counsel and Secretary
Date: March 28, 2024